Exhibit 99.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 24th day of March, 2010, by and among Sahara Media Holdings, Inc., a Delaware corporation (“Company”) John Thomas Bridge & Opportunity Fund, L.P., a Delaware limited partnership (“Fund”), and other potential investors (collectively, the “Investor”).

Recitals

A.           The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.           The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, (i) a debenture in the principal amount of a minimum of $490,000 and a maximum of up to $980,000, bearing interest at the rate of 16% per annum, in the form attached hereto as Exhibit A (the “Debenture”), and (ii) a minimum of 1,000,000 shares and a maximum of up to 2,000,000 shares of Company common stock (“Shares”) issued for a minimum of $10,000 and a maximum of up to $20,000 of consideration, pursuant to a stock purchase agreement attached hereto as Exhibit B (“Stock Purchase Agreement”), which shares shall have certain registration rights as described in the agreement attached thereto (“Registration Rights Agreement”), for an aggregate purchase price of up to One Million Dollars ($1,000,000).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Additional Shares” means shares of Common Stock to be issued pursuant to section 3.04 of the Stock Purchase Agreement in the event that the Company elects to extend the Stated Maturity Date of the Debenture and shares of Common Stock to be issued pursuant to Section 3(b) of the Debenture in the event of certain defaults.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Anti-Dilution Shares” means shares of Common Stock to be issued pursuant to section 6.10 of the Stock Purchase Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

“Common Stock” means common stock of the Company.

“Conversion Shares” means Common Stock issued upon conversion of all or a portion of the principal amount of the Debenture, at the option of the Investor, upon an event of default of the Debenture.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debenture” has the meaning set forth in recitals.

“Environmental Laws” has the meaning set forth in Section 4.15.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose (individual issuances pursuant to this subsection in an aggregate amount not to exceed 10% of the number of shares of Common Stock issued and outstanding as of the date hereof), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities

“Fund” means John Thomas Bridge & Opportunity Fund, L.P.

“GAAP” has the meaning set forth in Section 4.18.

“Infringe” has the meaning set forth in Section 4.15(d).

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Lead Shares” means the 200,000 shares of Company common stock being issued for services rendered by the Fund.

“License Agreements” has the meaning set forth in Section 4.15(b).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Maximum” means the issuance of a Debenture in the principal amount of $980,000 and the issuance of 2 million shares of Common Stock for $20,000 pursuant to the Stock Purchase Agreement; provided however, that the Investor shall only be obligated to fund a total purchase price of $500,000.

“Minimum” means the issuance of a Debenture in the principal amount of $490,000 and the issuance of 1 million shares of Common Stock for $10,000 pursuant to the Stock Purchase Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means up to $1,000,000.

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Securities” means the Debenture, the Shares, Additional Shares, Anti-Dilution Shares, Lead Shares and the Conversion Shares.

“Shares” means up to 2,000,000 shares of Common Stock issued at Closing pursuant to the Stock Purchase Agreement.

“Stated Maturity Date” means September 30, 2010.

“Stock Purchase Agreement” has the meaning set forth in the recitals.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Debenture, the Stock Purchase Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Issuance of the Debenture

2.1           Debenture and Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date the Investor shall purchase, and the Company shall sell and issue to the Investor, the Debenture in the amount set forth opposite the Investor’s name on the signature page attached hereto in exchange for the Purchase Price.

2.2           Additional Shares.

(a) In the event that the Company exercises its right to extend the Stated Maturity Date of the Debenture for a three-month period, the Company will issue to Investor an additional 1,000,000 shares of Common Stock in the same proportion as the Shares were issued at Closing.  The Additional Shares must be issued on or prior to the Stated Maturity Date in order for the Company to exercise this right.  The Company may exercise its right to extend the Stated Maturity Date of the Debenture for up to two (2) three month-periods.

(b) Additionally, the Company is required to issue shares of Common Stock to Holder in certain events of default as set forth in Section 3(b) of the Debenture.  Such issuance shall occur within 10 business days of such default.

2.3           Anti-Dilution Shares.  The Company agrees to issue the Anti-Dilution Shares to the Investor within ten Business Days of the issuance giving rise to such event as set forth in Section 6.10 of the Stock Purchase Agreement.

2.4           Lead Shares.  Upon the Closing, the Company agrees to issue the Lead Shares to the Fund for services provided to the Company by the Fund in connection with closing the financing.

3.           Closing.  The initial closing of the purchase and sale of the Notes (the “Closing”) shall take place at 10:00 a.m. Eastern Standard Time on or before the fifth (5th) business day following the receipt into escrow of acceptable subscriptions for at least the Minimum, subject to notification of satisfaction of the conditions to the Closing set forth herein (or such later date as is mutually agreed to by the Company and the Investor(s)).  There may be multiple Closings until such time as subscriptions for up to the Maximum are accepted (each, a “Subsequent Closing” and the date of any such Closing is hereinafter referred to as a “Closing Date”).  Investor shall have the right but not the obligation to fund an additional $500,000 pursuant to a Subsequent Closing(s) on or before April 1, 2010 (for an aggregate Purchase Price of $1 million).  The Closing and Subsequent Closings shall occur upon confirmation that the conditions to Closing set forth in this Agreement have been satisfied.  The Closing and Subsequent Closings of the purchase and sale of the Debenture and shares of Common Stock shall take place at the offices of Brewer & Pritchard, P.C., 3 Riverway, Suite 1800, Houston, Texas 77056.

3.1           Deliveries at Closing.  At, or prior to, the Closing, the Company shall:

1.	deliver to the Investor a copy certified by the Secretary of State of the State of Delaware of the Certificate of Incorporation of the Company and all amendments thereto;

2.
deliver to the Investor a Secretary’s Certificate executed by the Secretary of the Company certifying to and attaching (A) the Bylaws of the Company and all amendments thereto, (B) the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and the Transaction Documents;

3.	execute and deliver to the Investor this Agreement

4.
within three Business Days from the date of the Closing, deliver the certificate representing the Debenture and the Shares, registered in the names and amounts of the Investor as set forth on the signature pages attached hereto to the Investor

At the Closing, the Investor shall:

1.	Deliver to the Company the purchase price for the Debenture and the Shares; and

2.	Execute and deliver to the Company this Agreement

3.2           Deliveries at Subsequent Closings.   At, or prior to each Subsequent Closing, the Company shall

1.	Execute and deliver to the Investor this Agreement

2.
Within three Business Days from the date of the Subsequent Closing, deliver the certificate representing the Debenture and the Shares, registered in the names and amounts of the Investor as set forth on the signature pages attached hereto to the Investor

At each Subsequent Closing, the Investor shall:

1.	Deliver to the Company the purchase price for the Debenture and the Shares; and

2.	Execute and deliver to the Company this Agreement

4.           Representations and Warranties of the Company.  Each of the Company and its Subsidiaries hereby represents and warrants to the Investor that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.  Schedule 4.1 sets forth the full corporation name and all assumed names of the Company and each Subsidiary, its respective place of incorporation, and jurisdictions where each conducts business.

4.2           Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Capitalization.  Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as contemplated herein or described on Schedule 4.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 4.3, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4           Valid Issuance.  The Debenture, the Shares, the Additional Shares, the Conversion Shares, the Lead Shares and the Anti-Dilution Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The Company has reserved a sufficient number of shares of Common Stock for issuance as Conversion Shares, the Additional Shares and the Anti-Dilution Shares, and such shares shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5           Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

4.6           Use of Proceeds.  The net proceeds of the sale of the Debenture and the Shares hereunder shall be used by the Company as set forth in Schedule 4.6.

4.7           No Material Adverse Change.  Since December 31, 2009, except as identified and described on Schedule 4.7, there has not been:

(i)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that are reflected its most recent financial statements, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)           any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)           any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)           any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)           any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)           any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.8           Reserved.

4.9           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.10           Tax Matters.  Except as described on Schedule 4.10, the Company and each Subsidiary has prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes and penalties shown thereon or otherwise owed by it, except to the extent the Company and Subsidiaries have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except to the extent the Company and Subsidiaries have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.11           Title to Properties.  The Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12           Certificates, Authorities and Permits.  The Company and each Subsidiary possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                        4.13           Labor Matters.

                      (a)           The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

                      (b)           (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

                      (c)           The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

                      (d)           Except as described on Schedule 4.13, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

                      (e)           Each of the Company's employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States.  To the Company's Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.14           Intellectual Property.

(a)           All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)           All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)           The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d)           The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)           The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)           The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.15           Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.16           Litigation.  Except as set forth in Schedule 4.16, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties, and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.17           Financial Statements.  The Company’s financial statements set forth in its filings with the Securities and Exchange Commission present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”).  Except as set forth in the financial statements of the Company as described in the Company’s filings with the Securities and Exchange Commission, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.18           Insurance Coverage.  The Company and each Subsidiary maintains in full force and effect the insurance coverages described on Schedule 4.18.

4.19           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than a 13% sales commission owed to John Thomas Financial, Inc. to be paid pursuant to a flow of funds schedule.

4.20           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.21           No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.22           Private Placement.  The offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.23           Questionable Payments.  Neither the Company nor any of its Subsidiaries, nor their respective directors, officers or employees nor, to the Company’s Knowledge, any of their respective current or former stockholders, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.24           Transactions with Affiliates.  Except as set forth in Schedule 4.24, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.25           Reserved.

4.26           Solvency.  Based on the financial condition of the Company as of the Closing Date and giving effect to the net proceeds from the Closing, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the 2010 calendar year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the proceeds the Company receives, giving effect to the Closing, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  As of Closing, the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end.

4.27           Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investor or its agent or counsel with any information that constitutes or might constitute material, non-public information.  The written materials delivered to the Investor in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.28.           No Shell Company.  The Company is not, nor at any time during the 12 months preceding the date hereof has the Company been a “shell company,” as such term is defined in paragraph (i)(1)(i) of Rule 144 of the 1933 Act or Rule 12b-2 of the Exchange Act of 1934, the effect of which would prevent the Investor from selling the Securities without restriction pursuant to Rule 144.

4.29.           No Investment Company.  The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”).  The Company is not controlled by an Investment Company.

4.30.           Seniority.  As of the Closing Date, no indebtedness or other equity of the Company is senior to, or pari passu with, the Debenture in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except as set forth in Schedule 4.30.  Except as set forth in Schedule 4.30, no indebtedness is currently in default, whether arising from a financing transaction or other contract.

4.31.           No Disagreement with Accountants and Lawyers.  During the two years preceding the date hereof, there have been no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.  By making this representation the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

5.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

5.1           Organization and Existence.  Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2           Authorization.  The execution, delivery and performance by Investor of the Transaction Documents to which Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           Purchase Entirely for Own Account.  The Securities to be received by Investor hereunder will be acquired for Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4           Investment Experience.  Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5           Disclosure of Information.  Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6           Restricted Securities.  Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understanding of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire such securities.

5.7           Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)           “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.  Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account secured by the securities.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8           Accredited Investor.  Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9           No General Advertisement.  Investor did not learn of the investment in the Securities as a result of any public advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

5.10           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor, other than a $130,000 payment owed to John Thomas Financial, Inc.

5.11           Patriot Act.  Neither Investor nor any of its Affiliates has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  None of the cash used to fund such Investor’s portion of the Purchase Price has been, and none of the cash used to fund any cash exercise of such Investor’s Warrants will be, or derived from, any activity that could cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

           6.  Conditions to Closing.

6.1           Conditions to the Investor’s Obligations. The obligation of Investor to purchase the Debenture at the Closing, and each Subsequent Closing, is subject to the fulfillment to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), and (c) of this Section 6.1.

(e)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(f)           The Investor shall have received an opinion from the Company's counsel, dated as of the Closing Date and Subsequent Closing date, in form and substance reasonably acceptable to the Investor and addressing such legal matters as the Investor may reasonably request.

(g)           The Company shall have delivered the Securities to the Investor within three (3) trading days from the date hereof.

(h)           The Company shall have delivered this executed Agreement to the Investor.

6.2           Conditions to Obligations of the Company. The Company's obligation to sell and issue the Debenture at the Closing and each Subsequent Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investor in Sections 5.1 and 5.2 hereof (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investor shall have performed in all material respects all obligations and covenants herein required to be performed prior to the Closing Date.

(b)           The Investor shall have delivered the Purchase Price to the Company.

(c)           The Investor shall have executed and delivered this Agreement.

6.3           Termination by Either Company or Investor.  Either the Company or Investor shall have the right to terminate this Agreement if the Closing of the Minimum has not occurred prior to April 1, 2010.

7.           Covenants and Agreements of the Company.

7.1           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time equal the number of shares of Common Stock issuable as Conversion Shares, Additional Shares and Anti-Dilution Shares.

7.2           Reports.  Until the later of (i) payment in full of the Debenture and (ii) one year from the date of this Agreement, the Company will furnish to the Investor and/or assignee such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investor and/or assignee; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and Investor enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3           No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

7.4           Insurance.  Until the later of (i) payment in full of the Debenture and (ii) one year from the date of this Agreement, the Company shall maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, in amounts the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

7.5           Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6           Removal of Legends.  Upon the earlier of (i) registration of the resale pursuant to a registration statement of the Shares, Additional Shares and Anti-Dilution Shares, or (ii) Rule 144(b) becoming available, the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing the Shares as well as the shares of Common Stock to be issued as Conversion Shares, Additional Shares and Anti-Dilution Shares without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the plan of distribution contained in the registration statement and, if applicable, in accordance with any prospectus delivery requirements, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.  From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends.  When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to Investor within three (3) Business Days of submission by Investor of legended certificate(s) to the Transfer Agent as provided above (or to the Company, in the case of the Debenture), the Company shall be liable to the Investor for liquidated damages in an amount equal to 3% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates have not been so delivered. Notwithstanding the above, the Company is only required to register the resale of Additional Shares and Anti-Dilution Shares pursuant to the Registration Rights Agreement when and if such shares are issued.

7.7           Prohibited Transactions.  From the date hereof until the date the Debenture is repaid in full, the Company shall be prohibited from effecting or entering into an agreement to effect any subsequent financing involving a “Variable Rate Transaction”.  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  Notwithstanding the above, a financing effected by the Company pursuant to the March 4, 2010 John Thomas Financial Investment Banking, Strategic Advisory and Consulting Agreement shall not be considered a Variable Rate Transaction.

7.8.           Internal Controls. On or before the date of the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement, the Company and the Subsidiaries shall implement and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.9.           Share Reservation.  Until the date of the payment in full of the Debenture, the Company shall reserve a sufficient number of shares of its Common Stock in order to lawfully issue Investor the Additional Shares, Anti-Dilution Shares and Conversion Shares.  The Company shall increase the number of shares of its authorized Common Stock pursuant to its Certificate of Incorporation, if necessary, in order to reserve a sufficient number of shares to fulfill its obligation to this Section 7.9.

                    7.10           Other Negative Covenants.  For the period ending six (6) months following the repayment in full of the Debenture (except for subsection (viii)), the Company shall not, unless such transaction is approved in writing by the Investor:

(i)           Sell, lease, or otherwise dispose of all or substantially all of its assets;

(ii)           Dissolve, liquidate, or wind up its business;

(iii)           Conduct its business other than in its ordinary and usual course;

(iv)           Issue any debt obligations senior to the Debenture;

(v)           Pay any dividend or make any other distributions of cash or property to any of the holders of its capital stock;

(vi)           Merge or consolidate with another entity;

(vii)           Enter into any transaction with an affiliate other than in the ordinary course;

(viii)           For a period of one (1) year following the date of this Agreement, the Company shall not, without the prior written consent of the Investor, (x) issue or sell shares of Common Stock or preferred stock at a price less than $.50 per share of common stock or common stock equivalent or (y) issue any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock or preferred stock at a price less than $.50 of common stock or common stock equivalent.  Notwithstanding the foregoing, this Section 7.10 shall not prohibit the issuance of an Exempt Issuance and an Exempt Issuance shall not trigger any rights the Investor may have pursuant to the terms herein.

7.11           Board of Directors.  Within ninety (90) days from the date hereof, the Board of Directors of the Company shall appoint two (2) individuals designated by the Fund, provided that the Fund designates two director nominees by June 1, 2010.  Upon official appointment to the Board of Directors, the Company agrees to pay these director nominees compensation substantially identical to the compensation paid existing or future members of the Board of Directors, pro rata based on the date of appointment.

8.           Survival and Indemnification.

8.1         Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of two years.

8.2         Indemnification.  The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person unless such action is based upon a breach of Investor’s representations, warranties or covenants under the Transaction Documents which causes a material adverse effect on the Company or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance related to the transactions contemplated by the Transaction Documents.  Notwithstanding the foregoing, the Company shall only indemnify the Investor in an amount not exceeding the Purchase Price.

8.3        Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.           Miscellaneous.

9.1           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by Investor to the Company provided, that no such assignment or obligation shall affect the obligations of Investor hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Sahara Media Holdings, Inc.
75 Franklin St., 2nd Floor
New York, NY  10013
Attention:   Philmore Anderson IV

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention:  Marc J. Ross, Esq.

If to the Investor, to the address set forth on the signature page.

9.5           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay $15,000 of the fees and expenses of Brewer & Pritchard, P.C.  It is understood that Brewer & Pritchard has only rendered legal advice to the Investor and not to the Company in connection with the transactions contemplated hereby, and that the Company has relied for such matters on the advice of its own respective counsel.  Such expenses shall be paid not later than the Closing.  The Company shall reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7           Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company or the Investor.

9.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9           Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                      9.12 Survival of Representations, Warranties and Covenants.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Investor, or acceptance of the shares of Common Stock and payment therefore and shall survive until such time as the shares of Common Stock have been sold or redeemed in full in cash.  All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

                      9.13 Remedies Cumulative.  No failure or delay on the part of the Company or the Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investor at law, in equity or otherwise.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                                SAHARA MEDIA HOLDINGS, INC.

By: /s/ Philmore Anderson IV
Name:  Philmore Anderson IV
Title:    Chief Executive Officer

Investor #1:                                                JOHN THOMAS BRIDGE & OPPORTUNITY FUND, L.P.

By: /s/ George R. Jarkesy, Jr.
Name:  George R. Jarkesy, Jr.
Title:    Managing Member

Aggregate Purchase Price:  $500,000.00
Principal Amount of Debenture:  $490,000.00
Number of Shares  1,000,000
Consideration for Shares $10,000.00

Address for Notice:
3 Riverway, Suite 1800
Houston, TX  77056
Attention:  Patty Villa/George Jarkesy
Facsimile: (866) 285-7314
with a copy to:

Brewer & Pritchard, P.C.
3 Riverway, Suite 1800
Houston, Texas  77056
Attn:                        Thomas C. Pritchard
Telephone:              (713) 209-2911
Facsimile:                 (713) 209-2921
Email:                        Pritchard@bplaw.com

Investor #2:                                                      ___________________________________________

By:_________________________
Name:  ___________________
Title:    ___________________

Aggregate Purchase Price:  $_____________
Principal Amount of Debenture:  $_________
Number of Shares  ___________
Consideration for Shares $__________

Address for Notice:
_______________________
_______________________
Attention:  _________________
Facsimile: __________________

with a copy to:

Brewer & Pritchard, P.C.
3 Riverway, Suite 1800
Houston, Texas  77056
Attn:       Thomas C. Pritchard
Telephone:              (713) 209-2911
Facsimile:                 (713) 209-2921
Email:                        Pritchard@bplaw.com